Exhibit (f)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement under Schedule B (No. 333-260756) of KfW and in the related Prospectus of our report dated March 6, 2024, with respect to the consolidated financial statements as at December 31, 2023 and for the fiscal year from January 1, 2023 to December 31, 2023 of KfW included in this Amendment No.4 to KfW’s Annual Report on Form 18-K for the year ended December 31, 2022.

/s/ Deloitte GmbH Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

March 22, 2024